Exhibit 99.1

a21 Announces Fourth Quarter 2007 Results

JACKSONVILLE, Fl. — March 31, 2008 - a21, Inc. ("a21") (OTCBB: ATWO), a leading online digital content marketplace, today reported its financial results for the fourth quarter and year ended December 31, 2007.

Revenue for the fourth quarter of 2007 was $6.1 million compared to $6.3 million for the same prior year period.  Total cost of sales for the fourth quarter of 2007 were $2.7 million, or 44% of revenues, compared $2.6 million, or 41% of revenues, for the same prior year period. Fourth quarter 2007 selling, general, and administrative expenses of $3.3 million were reduced by $1.7 million, or 34%, compared to the same prior year period through a continued focus on expense reduction. Depreciation expense was $617,000 and 762,000 for the 2007 and 2006 fourth quarters, respectively.  In the fourth quarter of 2007, the Company recognized $111,000 in restructuring expenses. In the fourth quarter of 2006, the Company recognized a $1.7 million extraordinary charge due to the impairment of intangible assets.

The net loss for the fourth quarter of 2007 was $1.1 million, or $0.01 per fully diluted share, compared to a net loss of $4.0 million, or $0.05 per fully diluted share, for the same prior year period. At December 31, 2007, the Company’s cash position was $2.1 million and working capital was $1.5 million.

Ex. 99.1 Page 1

Revenue for the full year of 2007 was $23.3 million compared to $19.6 million for 2006, reflecting a full year contribution of the ArtSelect acquisition, which closed during May 2006.  Total cost of sales for 2007 were $9.5 million, or 41% of revenues, compared to $7.4 million, or 38% of revenues for 2006.   Selling, general, and administrative expenses in 2007 of $13.9 million were reduced by $1.2 million compared to 2006. Depreciation expense was $2.5 million and $3.0 million for 2007 and 2006, respectively.  During 2007, the Company recognized $426,000 in restructuring expenses. In 2006, the Company recognized a $1.7 million extraordinary charge due to the impairment of intangible assets.

The net loss for 2007 was $4.7 million, or $0.05 per fully diluted share, compared to a net loss of $9.1 million, or $0.12 per fully diluted share for 2006.

John Ferguson, Chief Executive Officer of a21, said, “Our strategic initiatives are continuing to help improve operating performance despite a challenging market.”

About a21
a21 (www.a21group.com) is a leading online digital content company. Through SuperStock (www.superstock.com; www.superstock.co.uk; and www.purestockx.com), and ArtSelect (www.artselect.com), a21 delivers high quality images, art framing, and exceptional customer service. a21 and its companies, with offices in Florida, Iowa, New York City, and London, provide valuable and viable choices to key business partners and customers in the stock image, art and wall decor industries.

The statements contained in this press release contain certain forward-looking statements, including statements regarding a21, Inc.'s expectations, intentions, strategies, and beliefs regarding the future. All statements contained herein are based upon information available to a21, Inc.'s management as of the date hereof and actual results may vary based upon future events, both within and without the control of a21, Inc.'s management.

Tables Follow
Ex. 99.1 Page 2

Financial Exhibits

a21, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
($ in thousands, except per share amounts)

	December 31,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,090	$5,455
Accounts receivable, net allowance for doubtful accounts of $237 and $108, at December 31, 2007 and 2006, respectively	3,008	2,773
Inventory	874	844
Prepaid expenses and other current assets	437	441
Total current assets	6,409	9,513

Property, plant and equipment, net	6,832	7,300
Goodwill	8,778	8,648
Intangible assets, net	4,921	5,232
Restricted cash	750	750
Other	2,431	3,171
Total assets	$30,121	$34,614

LIABILITIES AND STOCKHOLDERS' (CAPITAL DEFICIT) EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,761	$3,200
Royalties payable	1,232	1,288
Wages payable	278	359
Deferred revenue	389	242
Restructure liability	138	---
Other	99	124
Total current liabilities	4,897	5,213

LONG-TERM LIABILITIES
Senior secured convertible notes payable, net – related party	15,500	15,500
Secured notes payable, net – related party (ArtSelect Sellers)	2,555	2,499
Loan payable from sale-leaseback of building, less current portion	7,347	7,403
Other	67	112
Total liabilities	30,366	30,727

Ex. 99.1 Page 3

a21, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (continued)
($ in thousands, except per share amounts)

	December 31,	December 31,
	2007	2006
COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	1,071	2,254

STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)
Common stock; $.001 par value; 200,000,000 shares authorized; 90,740,851 and 87,191,575 shares issued and 87,061,076 and 83,511,800 shares outstanding at December 31, 2007 and 2006, respectively	91	87
Treasury stock (at cost, 3,679,775 shares)	---	---
Additional paid-in capital	26,121	24,341
Accumulated deficit	(27,961)	(23,286)
Accumulated other comprehensive income	433	491
Total stockholders' (capital deficit) equity	(1,316)	1,633

Total liabilities and stockholders' (capital deficit) equity	$30,121	$34,614

Ex. 99.1 Page 4

a21, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands except per share amounts)

For the Years Ended
December 31,
	2007	2006
REVENUE
Licensing revenue	$11,907	$11,976
Product revenue	11,399	7,657
TOTAL REVENUE	23,306	19,633

COSTS AND EXPENSES
Cost of licensing revenue (excludes related amortization of $1.1 million and $1.6 million for years ended December 31, 2007 and 2006, respectively)	3,768	3,835
Cost of product revenue (excludes related amortization of $176 and $512 for years ended December 31, 2007 and 2006, respectively)	5,730	3,596
Selling, general and administrative	13,879	15,040
Restructure costs, including severance	426	---
Depreciation and amortization	2,508	2,984
Impairment of intangible assets	---	1,658
TOTAL OPERATING EXPENSES	26,311	27,113

OPERATING LOSS	(3,005)	(7,480)

Interest expense	(1,783)	(1,691)
Warrant income expense	(1)	(47)
Other income, net	211	265
NET LOSS BEFORE INCOME TAX EXPENSE	(4,578)	(8,953)

Income tax expense	(97)	(148)
NET LOSS	(4,675)	(9,101)

Disproportionate deemed dividends	---	(157)
Deemed dividend on convertible preferred stock	---	(336)
NET LOSS ATTRIBUTED TO COMMON STOCKHOLDERS	$(4,675)	$(9,594)

NET LOSS ATTRIBUTED TO COMMON STOCKHOLDERS PER SHARE, BASIC AND DILUTED	$(0.05)	$(0.12)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	86,953,066	78,740,959

Ex. 99.1 Page 5

a21, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in thousands)

FOR THE YEARS ENDED DECEMBER 31,	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,675)	$(9,101)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,508	2,984
Impairment of intangible assets	---	1,658
Share-based compensation	554	1,302
Other	137	562

Changes in assets and liabilities:
Accounts receivable	(235)	(449)
Prepaid expenses and other current assets	163	(272)
Inventory	(30)	(54)
Accounts payable and accrued expenses	(332)	1,086
Deferred revenue	147	92
Other	(35)	(607)
NET CASH USED IN OPERATING ACTIVITIES	(1,798)	(2,799)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of ArtSelect, net of cash acquired of $231	---	(4,521)
Investment in property, plant and equipment	(145)	(248)
Investment in technology	(765)	(281)
SuperStock acquisition earn-out	(285)	(206)
Investment in photo collection	(349)	(333)
Restricted cash for lease deposit	---	(750)
Other	(8)	(32)
NET CASH USED IN INVESTING ACTIVITIES	(1,552)	(6,371)

Ex. 99.1 Page 6

a21, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
($ in thousands)

FOR THE YEARS ENDED DECEMBER 31,	2007	2006
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from senior secured convertible notes payable – related party, net	---	15,285
Payment of senior secured notes payable – related party	---	(2,250)
Payment of unsecured notes payable	---	(1,050)
Net proceeds from the exercise of stock options	29	111
Net proceeds from the exercise of stock warrants	19	1,200
Payment of SuperStock seller promissory note payable	(33)	(33)
Other	11	126
NET CASH PROVIDED BY FINANCING ACTIVITIES	26	13,389

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(41)	42
NET (DECREASE) INCREASE IN CASH	(3,365)	4,261
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	5,455	1,194

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,090	$5,455

Ex. 99.1 Page 7